SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 24, 2003

Modem Media, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-21935	06-1464807
State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 East Avenue, Norwalk, Connecticut 06855

(Address of Principal Executive Officers) (Zip Code)

(203) 299-7000

(Registrant’s telephone number, including area code)

Item 5. Other Events

On November 24, 2003, G.M. O’Connell, our Chairman, amended and restated his Sales Plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The Sales Plan originally was entered into on March 20, 2000 and subsequently amended on March 7, 2002 and March 10, 2003. Under this program Mr. O’Connell may sell up to 1,496,146 shares of our common stock (including shares subject to options), of which 199,772 shares have been sold as of November 24, 2003. The sales pursuant to the Sales Plan will be on the open market subject to certain parameters. The Sales Plan, as amended, will terminate on December 30, 2005.

On November 24, 2003, Robert Allen, a director of ours, entered into a new Sales Plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to sell up to 513,178 shares of our common stock (including shares of common stock subject to options). The sales pursuant to the Sales Plan will be on the open market subject to certain parameters. The Sales Plan, as amended, will terminate on December 31, 2004.

Sales of stock under these plans will not commence until the expiration of the lock up period related to the registration statement on Form S-3 filed by us on November 18, 2003, as amended, with respect to an offering of common stock by certain stockholders, including Messrs. O’Connell and Allen.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MODEM MEDIA, INC.

By:	/s/ Sloane Levy

Sloane Levy Senior Vice President, General Counsel and Human Resources

December 2, 2003

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